EXECUTION COPY

COLLECTION ACCOUNT AGREEMENT

THIS COLLECTION ACCOUNT AGREEMENT (this “Agreement”) is made as of July 24, 2012, by and among U.S. BANK NATIONAL ASSOCIATION (“U.S. Bank”), a national banking association, in its capacity as Collection Account Bank (“Account Bank”) and its capacity as Collateral Agent (together with its successors and assigns, “Collateral Agent”), WELLS FARGO SECURITIES, LLC, in its capacity as Administrative Agent (together with its successors and assigns, “Administrative Agent”), BDCA FUNDING I, LLC, a Delaware limited liability company, in its capacity as (“Borrower”) and BUSINESS DEVELOPMENT CORPORATION OF AMERICA, a Maryland corporation, in its capacity as Servicer (“Servicer”).

RECITALS

A.           WHEREAS, Borrower, Servicer, Administrative Agent, each of the Conduit Lenders and Institutional Lenders from time to time party thereto, each of the Lender Agents from time to time party thereto, Account Bank and Collateral Agent are parties to that certain Loan and Servicing Agreement, dated as of the date hereof, a copy of which is attached hereto as Exhibit A, as amended, modified or supplemented from time to time (the “Loan and Servicing Agreement”);

B.           WHEREAS, the Loan and Servicing Agreement provides that Borrower shall direct, or cause the Servicer to direct on the Borrower’s behalf all Available Collections received with respect to the Loan Assets into the Collection Account (as hereinafter defined);

C.           WHEREAS, Borrower has granted Collateral Agent, on behalf of the Secured Parties, a security interest in the Collection Account and in all funds deposited therein; and

D.           WHEREAS, Administrative Agent, U.S. Bank, Borrower and Servicer are entering into this Agreement to evidence Collateral Agent’s security interest in the Collection Account and the funds deposited therein and to provide for the disposition of such funds.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.           Defined Terms. As used herein, the following capitalized terms shall have the respective meanings set forth below:

(a)          “Collection Account” shall have the meaning set forth in Section 2.

(b)          “Costs of Uncollectible Drafts” shall have the meaning set forth in Section 4(c).

BDCA Funding I, LLC

Collection Account Agreement

(c)          “Eligible Account” shall mean a separate and identifiable account from all other funds held by the holding institution that is either (i) an account or accounts maintained with a federal or state-chartered depository institution or trust company which complies with the definition of Eligible Institution or (ii) a segregated trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity which, in the case of a state chartered depository institution or trust company is subject to regulations substantially similar to 12 C.F.R. §9.10(b), having in either case a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal and state authorities. An Eligible Account will not be evidenced by a certificate of deposit, passbook or other instrument.

(d)          “Eligible Institution” shall mean a depository institution or trust company insured by the Federal Deposit Insurance Corporation, the short term unsecured debt obligations or commercial paper of which are rated at least A-1 by Standard & Poor’s Ratings Group, a Standard & Poor’s Financial Services, LLC business (“S&P”), P-1 by Moody’s Investors Service, Inc. (“Moody’s”), and F-1+ by Fitch, Inc. (“Fitch”) in the case of accounts in which funds are held for 30 days or less or, in the case of accounts in which funds are held for more than 30 days, the long term unsecured debt obligations of which are rated at least “AA” by Fitch and S&P and “Aa2” by Moody’s.

(e)          “Entitlement Order” shall have the meaning set forth in Section 3(d).

(f)          “Instructions” shall have the meaning set forth in Section 3(d).

(g)          “Liabilities” shall have the meaning set forth in Section 8(c).

(h)          “Loan and Servicing Agreement” shall have the meaning set forth in the Recitals.

(i)          “Notice of Exclusive Control” shall have the meaning set forth in Section 3(e).

All other capitalized terms used but not otherwise defined in this Agreement shall have the same defined meanings as set forth in the Loan and Servicing Agreement.

2.           Establishment of Account. Borrower and Account Bank acknowledge and confirm that the Borrower has directed Account Bank to establish an account (the “Collection Account”) into which (as applicable), (a) the Obligors under the Loan Assets will be instructed to deposit their payments, and (b) Borrower or Servicer, as applicable, shall deposit or cause to be deposited within two Business Days of receipt, all Available Collections received with respect to the Loan Assets; provided that Servicer shall identify to Collateral Agent any collections received directly by the Servicer as being on account of Interest Collections or Principal Collections.

3.           Account Characteristics.

(a)          Account Name. The Collection Account shall be entitled “BDCA FUNDING I, LLC, as Borrower, for the benefit of U.S. Bank, as Collateral Agent, on behalf of the Secured Parties, pursuant to Loan and Servicing Agreement dated as of July 24, 2012.” As provided in the Loan and Servicing Agreement, the Collection Account shall include the Principal Collection Account and Interest Collection Account, which shall each be sub-accounts of the Collection Account.

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(b)          Eligible Account. The Collection Account shall be maintained as an Eligible Account. The Collection Account is and shall be treated as a “securities account” as such term is defined in Section 8-501(a) of the UCC and control of the Collection Account shall be vested in Collateral Agent (acting at the direction of Administrative Agent) in accordance with Section 9-106 or 9-104, as applicable, of the UCC. Account Bank hereby agrees that each item of property (whether investment property, financial asset, securities, instrument, cash or other property) credited to the Collection Account that is a securities account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the UCC. Account Bank shall, subject to the terms of this Agreement, treat Collateral Agent (acting at the direction of Administrative Agent) as entitled to exercise the rights that comprise any financial asset credited to the Collection Account. All securities or other property underlying any financial assets credited to the Collection Account in the form of securities or instruments shall be registered in the name of Account Bank or if in the name of Borrower or Collateral Agent, Indorsed to Account Bank, Indorsed in blank, or credited to another securities account maintained in the name of Account Bank, and in no case will any financial asset credited to the Collection Account be registered in the name of Borrower, payable to the order of Borrower or specially Indorsed to Borrower, except to the extent the foregoing has been specifically Indorsed to Account Bank or Indorsed in blank.

(c)          Permitted Investments. Sums on deposit in the Collection Account shall not be invested except in Permitted Investments as directed by Servicer (prior to receipt of a Notice of Exclusive Control (as defined below) from Collateral Agent (acting at the direction of Administrative Agent) that has not been rescinded in writing by the Collateral Agent). Interest accruing on the Collection Account shall be periodically added to the principal amount of the Collection Account and shall be held, disbursed and applied in accordance with the provisions of this Agreement. Borrower hereby irrevocably authorizes and directs Account Bank to apply any income earned from Permitted Investments to the Collection Account, Principal Collection Account or Interest Collection Account from which the sums were originally deposited prior to investment in the Permitted Investments. Notwithstanding any actual losses sustained on a liquidation of a Permitted Investment, the proceeds of such Permitted Investment shall be posted to or, if applicable, deposited into the Collection Account, Principal Collection Account or Interest Collection Account no later than one Business Day following such liquidation. Borrower shall be responsible for payment of any federal, state or local income or other tax applicable to income paid or credited to Borrower from Permitted Investments. The Collection Account shall be assigned the federal tax identification number of Borrower.

(d)          Entitlement Orders and Instructions. Except as otherwise provided in this Section 3, Account Bank will comply with “entitlement orders” (as defined in Section 8-102(a)(8) of the UCC) (“Entitlement Orders”) and “instructions” (as defined in Section 9-104 of the UCC) (“Instructions”) originated by Collateral Agent, which may act at the direction of the Administrative Agent, without further consent by Borrower, Servicer or any other Person, provided, prior to the Account Bank’s receipt of a Notice of Exclusive Control (as hereinafter defined) that has not been rescinded in writing by the Collateral Agent, the Account Bank may rely on Entitlement Orders received by Borrower or Servicer with respect to the investment of cash received into the Collection Account in Permitted Investments, without further consent of any other Person. Account Bank shall be entitled to require that any Entitlement Order or Instruction be in written form.

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(e)          Notice of Exclusive Control. If Collateral Agent, or Administrative Agent on its behalf, notifies Account Bank that Collateral Agent, for the benefit of the Secured Parties, will exercise exclusive control over the Collection Account (a “Notice of Exclusive Control”), Account Bank, upon receipt of any such notice, until such time, if any, such notice is rescinded in writing by the Collateral Agent, will take all directions it receives from Collateral Agent, which may act at the direction of Administrative Agent, with respect to the Collection Account without further consent by Borrower, Servicer or any other Person and shall cease complying with Entitlement Orders or other directions concerning the Collection Account originated by Borrower, Servicer or any other Person.

(f)          Account Bank acknowledges that, to its actual knowledge, there are no other security interests in the Collection Account or any funds deposited therein.

(g)          In accordance with Section 2.20(e) of the Loan and Servicing Agreement, until the Collection Date, neither Borrower nor Servicer shall have any rights of direction or withdrawal, with respect to amounts held in the Collection Account, except to the extent explicitly set forth in Section 2.04 or Section 2.21 of the Loan and Servicing Agreement.

4.           Account Bank Obligations with respect to Collection Account.

(a)          Account Bank agrees to establish and maintain the Collection Account as contemplated by this Agreement and agrees not to commingle the amounts held in, or designated for deposit in, the Collection Account with any other amounts held on behalf of Collateral Agent, Borrower or any other party. Account Bank acknowledges that Collateral Agent, on behalf of the Secured Parties, has a security interest in the Collection Account and agrees not to make disbursements from or debits to the Collection Account other than in accordance with this Agreement. Except to the extent provided below in Sections 4(c) and (d) and Section 7, Account Bank waives any rights to offset any claim it may have against the funds held in the Collection Account.

(b)          The parties agree that items deposited in the Collection Account shall be deemed to bear the valid and legally binding endorsement of the payee and to comply with all of Account Bank’s requirements for the supplying of missing endorsements, now or hereafter in effect. As between Borrower and Collateral Agent, any deposit made by or on behalf of Borrower into the Collection Account shall be deemed deposited into the Collection Account when Borrower fulfills its obligation to deposit such funds, and such deposit shall be deemed to be Available Collections when such amounts become collected funds.

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(c)          If any item deposited by or on behalf of Borrower in the Collection Account is returned for insufficient or uncollected funds, Account Bank may debit the Collection Account for (i) any fees due to Account Bank or charges incurred by Account Bank in connection with its deposit or collection attempts (provided such amounts are not in excess of the fees or charges Account Bank regularly and customarily charges its customers with respect to uncollectible drafts), and (ii) the amount represented by such uncollectible draft if such amount has actually been paid by Account Bank to Collateral Agent prior to Account Bank’s collection thereof (together, “Costs of Uncollectible Drafts”) provided, however, that amounts in the Collection Account will first be applied to reimburse Account Bank for amounts contemplated by the foregoing clause (ii). If amounts in the Collection Account are insufficient to fully reimburse Account Bank for the Costs of Uncollectible Drafts, Borrower agrees to pay such deficiency to Account Bank.

(d)          Account Bank is granted the further right to debit from the Collection Account any amounts deposited therein in error or as necessary to correct processing errors.

(e)          Any amounts charged to the Collection Account by Account Bank pursuant to Section 4(c) shall be promptly replenished by Borrower into the Collection Account within two (2) Business Days of such charge.

5.           Disbursements from the Collection Account.

(a)          On each Payment Date, Account Bank shall remit all available funds, if any, on deposit in the Collection Account, after the deduction of any amounts permitted to be deducted pursuant to Sections 4(c) and (d) and Section 7, by wire transfer or other electronic transfer of immediately available funds in accordance with instructions given by Collateral Agent, which instructions shall be provided to Collateral Agent pursuant to Section 2.04 of the Loan and Servicing Agreement. All funds which are to be disbursed to Collateral Agent, Administrative Agent, Lenders, Lender Agents, Borrower, Servicer, Collateral Custodian and other parties in accordance with the Transaction Documents shall be remitted by Account Bank in accordance with the wiring instructions set forth on Exhibit B hereof or as otherwise provided by such other parties in writing to the Account Bank.

(b)          Account Bank shall furnish to Collateral Agent, Administrative Agent and Servicer a copy of the daily cash balance statements for the Collection Account submitted to Borrower.

6.           Termination of Agreement. The obligations of Account Bank to Collateral Agent, for the benefit of the Secured Parties, pursuant to this Agreement shall continue in effect until the security interest of Collateral Agent, for the benefit of the Secured Parties, in the Collection Account has been terminated pursuant to the terms of the Loan and Servicing Agreement and Collateral Agent has notified Account Bank of such termination in writing. Collateral Agent agrees to provide a written notice of termination to Account Bank upon the request of Borrower or of Servicer on or after the termination of Collateral Agent’s, for the benefit of the Secured Parties, security interest in the Collection Account pursuant to the terms of the Loan and Servicing Agreement. The termination of this Agreement shall not terminate the Collection Account or alter the obligations of Account Bank to Borrower or to Servicer pursuant to any other agreement with respect to the Collection Account.

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7.           Fees and Expenses. Account Bank agrees to look to Borrower for payment of its fees in connection with its maintenance of the Collection Account and all required services hereunder, and Borrower, Administrative Agent and Collateral Agent agree to allow such fees to be paid to Account Bank by automatic deduction from the Collection Account as set forth in Section 2.04 of the Loan and Servicing Agreement; provided, that the fees which Account Bank may charge to Borrower shall not exceed the fees and charges customarily charged by Account Bank to its customers with respect to the customary and standard maintenance of restricted accounts and for the services provided by Account Bank herein. Notwithstanding anything to the contrary hereunder, the parties hereto agree that Servicer shall pay such fees or expenses to Account Bank to the extent that Borrower fails to pay such fees or expenses in connection with Account Bank’s maintenance of the Collection Account and all required services hereunder.

8.           Certain Matters Affecting Account Bank.

(a)          Account Bank may rely and shall be protected in acting or refraining from acting upon any written notice (including, but not limited to, electronically confirmed facsimiles of such notice) believed by it to be genuine and to have been signed or presented by the proper party or parties in accordance with this Agreement, and Account Bank shall have no obligation to review or confirm that actions taken pursuant to such notice in accordance with this Agreement comply with any other agreement or document.

(b)          The parties acknowledge and agree that Account Bank shall not have any additional duties other than those expressly set forth in this Agreement and in the Loan and Servicing Agreement, and Account Bank shall satisfy those duties expressly set forth in this Agreement so long as it acts without gross negligence, willful default, willful misconduct or fraud. Without limiting the generality of the foregoing, Account Bank shall not be subject to any fiduciary or other implied duties, and Account Bank shall not have any duty to take any discretionary action or exercise any discretionary powers. Account Bank has not reviewed the Loan and Servicing Agreement and shall have no responsibility or liability in respect thereof, other than with respect to the Loan and Servicing Agreement in accordance with Section 5 of this Agreement.

(c)          Account Bank shall not be liable for any claims, suits, actions, costs, damages, liabilities, or expense, or for any interruption of services incurred as a result of any act or omission of Account Bank or any of its affiliates or any director, officer, employee or agent of any of them under this Agreement (“Liabilities”) in connection with the subject matter of this Agreement, other than Liabilities caused by the gross negligence or willful or intentional misconduct of Account Bank or any of its affiliates or any director, officer, employee or agent of any of them. In no event will Account Bank be liable for any lost profits or for any incidental, indirect, special, consequential or punitive damages whether or not Account Bank knew of the possibility or likelihood of such damages. Account Bank’s substantial compliance with its standard procedures for provision of the services required under this Agreement shall be deemed to constitute the exercise of ordinary care. Borrower and Servicer each agrees to indemnify, defend and hold harmless Account Bank and its affiliates, and the directors, officers, employees, and agents of any of them, and the successors and assigns of Account Bank, from and against any and all Liabilities asserted against them in connection with this Agreement, including the reasonable fees and expenses of outside counsel of Account Bank, other than those Liabilities caused by the gross negligence or willful misconduct of Account Bank or such indemnified party.

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(d)          Subject to the provisions of this Agreement, if Borrower becomes subject to a voluntary or involuntary proceeding under the Bankruptcy Code, or if Account Bank is otherwise served with legal process or becomes aware of facts or circumstances which Account Bank in good faith believes affects funds deposited in the Collection Account, Account Bank shall have the right (i) to place a hold on funds deposited in the Collection Account until such time as Account Bank receives an appropriate court order or other assurances satisfactory to Account Bank establishing that the funds may continue to be disbursed according to the instructions contained in this Agreement or (ii) to commence, at Borrower’s expense, an interpleader action in any United States District Court in the State of New York and to take no further action except in accordance with joint instructions from Collateral Agent and Borrower or in accordance with the final order of the court in such action.

(e)          In the event that Account Bank has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Collection Account or any financial assets, cash or other property credited thereto, Account Bank hereby agrees that such security interest shall be subordinate to the security interest of the Collateral Agent, for the benefit of the Secured Parties.

(f)          The provisions of this Section 8 shall survive termination of this Agreement and the resignation or removal of Account Bank.

9.           Successors. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or heirs and personal representatives who obtain such rights solely by operation of law, except that neither Borrower nor Account Bank may delegate their obligations hereunder without the prior written consent of Administrative Agent; provided however, that any corporation or association into which Account Bank may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which Account Bank shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of Account Bank, shall be the successor of Account Bank hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto and without the consent of any other party hereto; provided further, however, that should U.S. Bank as Collateral Agent resign or be removed as Collateral Agent under the terms of the Loan and Servicing Agreement, the institution succeeding U.S. Bank as Collateral Agent shall succeed U.S. Bank as Account Bank hereunder.

10.          Amendments. The parties hereto may amend or modify this Agreement from time to time by a written agreement signed by all of the parties hereto. No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto.

11.          Miscellaneous. This Agreement: (a) may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument and (b) shall be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law. Regardless of any provision, in any other agreement, for purposes of the UCC, with respect to the Collection Account, New York shall be deemed to be Account Bank’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the security intermediary’s jurisdiction (within the meaning of Section 8-110 of the UCC). To the fullest extent permitted by applicable law, all parties hereby waive all rights to a trial by jury in any action or proceeding relating to the Collection Account or this Agreement.

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12.         Notices. All notices and other communications hereunder, unless otherwise stated herein, shall be in writing (which shall include facsimile communication and communication by e-mail in portable document format (.pdf)) and faxed, e-mailed or delivered, to each party hereto, at its address set forth below or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and other communications sent to an e-mail address or fax number shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient.

Borrower:
BDCA FUNDING I, LLC
c/o Business Development Corporation of America
405 Park Avenue, 12th Floor
New York, NY 10022
	Attention:	General Counsel
Facsimile No: (646) 861-7804
	Confirmation No:	(212) 415-6500
Email: jgalloway@arclarp.com

Servicer:
Business Development Corporation of America
405 Park Avenue, 12th Floor
New York, NY 10022
	Attention:	General Counsel
Facsimile No: (646) 861-7804
	Confirmation No:	(212) 415-6500
Email: jgalloway@arclarp.com

Account Bank:
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention:	Jeffrey B. Stone, Vice President
Facsimile No: (866) 373-5984
Confirmation No:	(617) 603-6538
Email: Jeffrey.stone@usbank.com

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Administrative Agent:
Wells Fargo Securities, LLC
301 S. College Street, D1053-082
Charlotte, North Carolina 28288
Attention: Kevin Sunday
Facsimile No: (704) 715-0089
Confirmation No.: (704) 715-8582

Collateral Agent:
U.S. Bank National Association
One Federal Street, 3rd Floor
Boston, MA 02110
Attention:	Jeffrey B. Stone, Vice President
Facsimile No: (866) 373-5984
Confirmation No:	(617) 603-6538
Email: Jeffrey.stone@usbank.com

In the event of any conflict between this Agreement (or any portion thereof) and the Loan and Servicing Agreement (or any portion thereof), the terms of the Loan and Servicing Agreement shall prevail.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

BORROWER:

BDCA FUNDING I, LLC, a Delaware limited liability company

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Chief Financial Officer and Treasurer

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BDCA Funding I, LLC
Collection Account Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SERVICER:

BUSINESS DEVELOPMENT
CORPORATION OF AMERICA, a Maryland
corporation

By:	/s/ Brian S. Block
Name: Brian S. Block
Title: Chief Financial Officer and Treasurer

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BDCA Funding I, LLC
Collection Account Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ACCOUNT BANK:

U.S. BANK NATIONAL ASSOCIATION, as
ACCOUNT BANK

By:	Jeffrey B. Stone
Name: Jeffrey B. Stone
Title: Vice President

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BDCA Funding I, LLC
Collection Account Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

ADMINISTRATIVE AGENT:

WELLS FARGO SECURITIES, LLC

By:	/s/ Allan Schmitt
Name: Allan Schmitt
Title: Vice President

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BDCA Funding I, LLC
Collection Account Agreement

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COLLATERAL AGENT:

U.S. BANK NATIONAL ASSOCIATION, as
COLLATERAL AGENT

By:	Jeffrey B. Stone
Name: Jeffrey B. Stone
Title: Vice President

BDCA, LLC
Collection Account Agreement

EXHIBIT A

[Attach copy of Loan and Servicing Agreement]

EXHIBIT B

Wiring Instructions

Wells Fargo Bank’s Wiring Instructions:

Bank Name:	Wells Fargo Bank, N.A.
ABA Number:	121-000-248
Account Number:	01000801628802
Account Name:	Asset Securitization Division
Reference:	BDCA Funding I, LLC

Borrower’s Wiring Instructions:

Bank Name:	U.S. Bank N.A.
ABA Number:	091000022
Account Name:	BDCA FUNDING I, LLC
Account Number:	104790062921
Principal Collection Account	163757-202
Interest Collection Account:	163757-201
FFC:	163757
Reference:	BDCA Funding I, LLC

Servicer’s Wiring Instructions:

Bank Name:	Zions First National Bank
ABA Number:	124000054
Account Number:	080-00038-3
Account Name:	ZFNB Corp Trust Texas
FFC:	BDCA Custody #1182002.s